                                                                   EXHIBIT 10.38


                             3DFX INTERACTIVE, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         This Series B Preferred Stock Purchase Agreement (this "AGREEMENT") is made as of June 13, 2002, by and among 3dfx Interactive, Inc., a California corporation (the "COMPANY"), and SF Capital Partners Ltd., a limited company formed under the laws of the British Virgin Islands (the "INVESTOR").

         WHEREAS, the Company is a party to that certain Asset Purchase Agreement dated as of December 15, 2000 (the "ASSET PURCHASE AGREEMENT"), by and among the Company, NVIDIA Corporation, a Delaware corporation ("NVIDIA"), and NVIDIA US Investment Company, a Delaware corporation, f/k/a Titan Acquisition Corp. No. 2 ("NVIDIA SUB");

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Company is entitled to receive two million (2,000,000) shares of the common stock, par value $.001 per share, of NVIDIA ("NVIDIA STOCK") upon the satisfaction of certain conditions described therein;

         WHEREAS, the Board of Directors of the Company deems it advisable and in the Company's best interest to issue shares of Series B Stock (as defined below) to the Investor in order to generate sufficient cash proceeds to satisfy the Liabilities (as defined in Section 3.5 hereof), thereby enabling the Company to expeditiously wind up, settle and liquidate its affairs and dissolve in accordance with its Plan of Dissolution; and

         WHEREAS, the generation of cash from the issuance of the shares of Series B Stock, the satisfaction of the Liabilities and the receipt of shares of NVIDIA Stock by the Company should allow the Company to pay its creditors and maximize the value it is able to deliver to its common shareholders.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   SECTION 1
                           PURCHASE AND SALE OF STOCK

         1.1 Certificate of Determination. The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing Date (as defined below) the Certificate of Determination of the Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock of the Company in the form attached hereto as Exhibit A (the "CERTIFICATE").

         1.2 Authorization and Issuance of Series B Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to acquire, and the Company agrees to authorize and issue to the Investor, at the Closing Date (as defined below), that number of shares (the "SHARES") of the Company's Series B Preferred Stock, no par value ("SERIES B STOCK"), which equals the quotient obtained by dividing (a)(i) the sum of the Funding Amount (as defined below) and
(ii) the specified percentage of the Funding Amount indicated in the table below (the "SPECIFIED PERCENTAGE") by (b) the average closing price of NVIDIA Stock for the five (5) trading days immediately preceding the Closing Date (the "NVIDIA CLOSING PRICE"), with any resulting fraction of a Share to be rounded up to the next whole Share; provided, however, that if the NVIDIA Closing Price is greater than $70, the number of Shares to be issued to the Investor on the Closing Date shall equal that number of Shares to which the Investor would have been entitled had the NVIDIA Closing Price been $70. The calculation of the number of Shares of Series B Stock to be issued to the Investor shall be determined in accordance with the preceding sentence, with reference to the Specified Percentages set forth below that vary based on the NVIDIA Closing Price:



        NVIDIA CLOSING PRICE ($)                                 SPECIFIED PERCENTAGE (%)
        ------------------------                                 ------------------------
             35.01 to 70.00                                                 40
             34.51 to 35.00                                                 40
             34.01 to 34.50                                                 39
             33.51 to 34.00                                                 38
             33.01 to 33.50                                                 37
             32.51 to 33.00                                                 36
             32.01 to 32.50                                                 35
             31.51 to 32.00                                                 34
             31.01 to 31.50                                                 33
             30.51 to 31.00                                                 32
             30.01 to 30.50                                                 31
             29.51 to 30.00                                                 30
             29.01 to 29.50                                                 29
             28.51 to 29.00                                                 28
             28.01 to 28.50                                                 27
             27.51 to 28.00                                                 26
             27.01 to 27.50                                                 25
             26.51 to 27.00                                                 25
             26.01 to 26.50                                                 25


As provided in Section 8.1 hereof, in the event the NVIDIA Closing Price is at or below $26.00, the Company or the Investor is entitled to terminate this Agreement.

         1.3 Purchase Price. The purchase price of the Shares to be delivered by the Investor to the Company on the Closing Date shall be cash in immediately available funds equal to the Funding Amount (as defined below).

         For purposes of this Agreement, the "Funding Amount" shall be the sum of (a) the fixed and determinable amount of Liabilities upon the Closing Date,
(b) the maximum amount of all undetermined Liabilities, as shall be reasonably known upon the Closing Date, and (c) that amount of expenses reasonably necessary to complete the liquidation, winding-up and dissolution of the Company and otherwise address the expenses associated with resolving all undetermined Liabilities through a liquidating trust or otherwise, after taking into account the Company's assets then on hand.

         As provided in Section 8.1 hereof, in the event that the Funding Amount is greater than $35,000,000 or less than $25,000,000, the Investor may terminate this Agreement at its option. The Funding Amount shall be applied exclusively to the payment of Liabilities, with any residual amount being applied to the resolution of any undetermined Liabilities and the expenses referred to in clause (c) above (with any further residual amount distributed to the Company's shareholders).

                                   SECTION 2
                               ESCROW AND CLOSING

         2.1 Escrow and Closing. Once (a) the amount of all Liabilities is determined, or if some Liabilities are not determinable then the maximum amount of all undetermined Liabilities shall be reasonably known to the Company and the Investor (as determined by the parties in good faith); and (b) upon satisfaction of one of the conditions precedent specified in clauses (i) - (iv) below, then the Investor will promptly deliver the Funding Amount in immediately available funds to an escrow agent reasonably satisfactory to the Company and the Investor pursuant to an escrow agreement reasonably satisfactory to the Company and the Investor (the "Cash Funding Escrow"). Without limiting the foregoing, such escrow agreement shall provide that subject to the satisfaction of the conditions described in Sections 5 and 6 of this Agreement (it being understood and agreed that the Investor shall have the right to waive any of the conditions set forth in Section 5 and the Company shall have the right to waive any of the conditions set forth in Section 6), upon satisfaction of the conditions stipulated in the escrow agreement for release to the Company of the Funding Amount from the escrow, the purchase and sale of the Series B Stock shall take place at the offices of the Company or another mutually agreeable location on the first reasonably practicable business day (the "Closing Date").

         Without limiting the foregoing, such escrow agreement shall further provide for the return to the Investor of the Funding Amount, plus any other amounts provided for in the escrow agreement, in the event (x) of the termination of this Agreement by the Investor or the Company in accordance with the terms of Section 8.1 hereof or (y) that the NVIDIA Stock has not been delivered to the Company, or to an escrow agent or other third party reasonably acceptable to Investor pursuant to an escrow agreement or other arrangement reasonably acceptable to Investor (the "Stock Escrow"), within 3 business days after the Investor's delivery of the Funding Amount to the Cash Funding Escrow; provided that in the event that the Funding Amount is returned to Investor pursuant to clause (y), Investor acknowledges that the terms of this Section 2.1 shall continue to have full effect and Investor may again be required to deliver the Funding Amount in accordance with this Section 2.1 until such time as this Agreement is terminated in accordance with Section 8.1 hereof.

         The conditions precedent specified in clause (b) above are:

         (i) the delivery of the NVIDIA Stock to the Company or to the Stock Escrow; or

         (ii) NVIDIA's and/or NVIDIA Sub's delivery of an agreement, certificate or other document pursuant to which one or both of them agree with the Company and with the Investor, or pursuant to which one or both of them expressly represents to the Company and the Investor, that (a) upon the Company's receipt of the purchase price for the Shares and NVIDIA's and NVIDIA Sub's receipt of a Company certificate or other document in which the Company certifies and covenants as to certain matters in satisfaction of its certification obligation set forth in Section 1.3(a) of the Asset Purchase Agreement (provided, that the required contents of the Company's certificate or other document must be reasonably satisfactory to the Investor), that provision for the payment of the Liabilities of the Company and its Subsidiaries will be deemed to have been made and (b) NVIDIA Sub will deliver the NVIDIA Stock to the Company or the Stock Escrow on the same business day as the Company receives the purchase price for the Shares and NVIDIA and NVIDIA Sub receives the Company's certificate or other document referred to in subclause (a) above; or

         (iii) the issuance of a court order by a court of competent jurisdiction directing NVIDIA or NVIDIA Sub to deliver the NVIDIA Stock to the Company or into the Stock Escrow; or

         (iv) Investor has received such other assurances that are satisfactory to it, in its sole discretion.

         2.2 Issuance of Shares against Payment. At the Closing, the Company shall deliver to the Investor a certificate representing that number of Shares determined in accordance with Section 1.2 hereof against payment of the purchase price therefor as specified in Section 1.3.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         Except as otherwise described in the Schedule of Exceptions attached hereto, the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof, as follows:

         3.1 Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")), is duly incorporated and validly existing under the laws of the jurisdiction of its organization, whether contained within or outside of the United States of America. Each of the Company and its Subsidiaries has full power and authority to conduct its business as presently conducted, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         3.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) the Asset Purchase Agreement or any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties are bound, where such conflict, violation or default is reasonably expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole, or the business, financial condition, properties, operations or assets of the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations under this Agreement ("MATERIAL ADVERSE EFFECT"), (ii) the Articles of Incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its Subsidiaries or their respective properties, where such conflict, violation or default is likely to result in a Material Adverse Effect

         3.4 Capitalization. The capitalization of the Company as of January 31, 2002 is as described in the unaudited consolidated financial statements of the Company as of and for the fiscal year ended January 31, 2002 (the "2002 FINANCIAL STATEMENTS"). The Company has not issued any capital stock since January 31, 2002 (other than the Shares contemplated by this

Agreement). The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. Except for options currently outstanding and up to 500,000 additional options that may be issued under the Company's stock option and incentive plans, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company or any of its Subsidiaries is a party and providing for the issuance or sale of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's common stock, no par value per share, to which the Company is a party. Other than STB de Mexico, S.A. de C.V., in which Jose Reyes Ferriz, Esq. owns 0.10% of the capital stock, the Company owns the entire equity interest in its Subsidiaries, or in the Subsidiaries of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

         3.5 Liabilities. As of January 31, 2002, neither the Company nor its Subsidiaries was subject to any Liabilities, other than as set forth on the Schedule of Exceptions. For purposes of this Agreement, "Liabilities" shall mean, with respect to the Company and its Subsidiaries, any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable; provided, that "Liabilities" shall not for purposes of this Agreement include any taxes arising out of the Company's and its Subsidiaries' sale of assets under the Asset Purchase Agreement.

         3.6 Legal Proceedings. There is no legal or governmental proceeding pending, or to the knowledge of the Company, threatened, concerning the Asset Purchase Agreement, this Agreement or any other matter whatsoever, to which the Company or any of its Subsidiaries is a party or of which the business or property of the Company or any of its Subsidiaries is subject. Neither the Company nor any Subsidiary is a party to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

         3.7 No Violations. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, bylaws or other organizational documents, or its Plan of Dissolution or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, nor is the Company or any of its Subsidiaries in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) under the terms of the Company's Plan of Dissolution or in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the property of the Company or any of its Subsidiaries is bound, which is reasonably likely to have a Material Adverse Effect.

         3.8 Financial Statements. The 2002 Financial Statements present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the date indicated, subject to normal year-end audit adjustments and the absence of footnotes required by generally accepted accounting principles.

         3.9 No Material Adverse Change. Since January 31, 2002, there has not been (i) a change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation, direct or contingent, that is material to the Company or any of its Subsidiaries considered as one enterprise, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

         3.10 SEC Filings. The Company has timely made all filings required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the period of February 1, 2001 through the date of this Agreement (the "SEC REPORTS"), and all of the SEC Reports complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

         3.11 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

         3.12 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         3.13 Related Party Transactions. Except as disclosed in the SEC Reports, no transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         3.14 Books and Records. The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, the Liabilities of, and the operations of, the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.15 No Consent. Except as otherwise contemplated hereby, the execution, delivery and performance of this Agreement, and the consummation of the sale of the Shares contemplated hereby, do not require the consent, approval or authorization of any third party, including, but not limited to, the common shareholders of the Company.

         3.16 Ownership of NVIDIA Stock. The Company does not presently own any shares of NVIDIA Stock and will not, prior to the Closing Date, own any shares of NVIDIA Stock, other than any shares of NVIDIA Stock delivered to the Company pursuant to the Asset Purchase Agreement.

         3.17 Affiliate Status. The Company is not an affiliate (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of NVIDIA.

         3.18 Offering. Assuming the accuracy of the Investor's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in accordance with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and in compliance with applicable state securities laws.

         3.19 Registered Shares. The issuance of the shares of NVIDIA Stock pursuant to the Asset Purchase Agreement is registered pursuant to a registration statement on Form S-4 (the "REGISTRATION STATEMENT") that remains effective in accordance with the provisions of the Securities Act, and no stop order has been issued or is pending, and no proceeding for that purpose has been initiated or threatened by the SEC with respect to such Registration Statement.

         3.20 NVIDIA Information. Within the meaning of the federal securities laws, the Company has not disclosed to the Investor any material, nonpublic information regarding NVIDIA.

                                   SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR


         The Investor represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

         4.1 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act under one or more of the categories set forth therein.

         4.2 Investment. The Investor is acquiring the Shares for investment for the Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.

         4.3 No Public Market. The Investor understands that no public market now exists, and that a market will never exist, for the Shares.

         4.4 Access to Information. The Investor has had an opportunity to discuss the Company's current business operations, Liabilities and financial condition with the Company's management. The Investor understands that a purchase of the Shares involves a high degree of risk.

         4.5 Authorization; Corporate Power. The Investor has all requisite legal and corporate or partnership power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby and thereby. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.6 Broker's and Finders' Fees. The Investor has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.7 Legends. It is understood that each certificate representing the Shares shall bear the following legend:


         "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED (OTHER THAN IN A BONA FIDE MARGIN ACCOUNT) OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE SERIES B PREFERRED STOCK. A COPY OF THE CERTIFICATE OF DETERMINATION IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of such Shares may be made without registration under the Securities Act.

         4.8 Principal Place of Business. The principal place of business of the Investor in which its investment decision was made is located in Wisconsin.

                                   SECTION 5
             CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT THE CLOSING


         The obligation of the Investor under this Agreement is subject to the fulfillment at or before the Closing Date of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 were true and correct as of the date of execution of this Agreement, and except with respect to the representations and warranties set forth in Sections 3.5, 3.6, 3.7 and 3.9, the representations and warranties of the Company contained in Section 3 were true and correct at the Closing Date.

         5.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing Date, including, but not limited to, those described in Section 2.1, which are incorporated herein by reference.

         5.3 Securities Law Compliance. The offer and sale of the Shares pursuant to this Agreement shall be in compliance with all federal and state securities laws applicable thereto.

         5.4 Opinion of Counsel. The Investor shall have received opinions of the Company's several legal counsel in form and substance reasonably satisfactory to the Investor opining as to (i) the Company's ability, power and authority to effectuate this Agreement, (ii) the validity of the authorization and issuance of the Shares, (iii) the absence of a need for shareholder approval to enter into this Agreement or to issue the Shares, (iv) the entry into the Agreement and the issuance of the Shares does not give rise to any violation of California usury laws, (v) the validity of the exemption of the issuance of the Shares from the registration requirements of Section 5 of the Securities Act and applicable state securities laws, (vi) the effectiveness of the Registration Statement, and (vii) the free transferability of shares of NVIDIA Stock to Investor.

         5.5 Compliance Certificate. The Company shall have delivered to the Investor (i) an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled, (ii) certified copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, and (iii) certified copies of the Company's Articles of Incorporation as in effect at the Closing.

         5.6 Certificate of Determination. Prior to or at the Closing, the Certificate shall have been duly filed under the laws of the State of California and shall be in full force and effect and shall not have been otherwise amended or modified.

         5.7 No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any governmental authority or any other third party or any other legal or administrative proceeding pending or threatened which (i) questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith, and also (ii) names or threatens to name Investor as a party thereto and, in Investor's reasonable judgment, constitutes a credible risk of material liability to Investor; provided, that it is agreed that a suit, action or other legal proceeding to which NVIDIA is a party shall not constitute a condition to closing under this
Section 5.7.

         5.8 NVIDIA Stock. The certificate representing the shares of NVIDIA Stock to be delivered to the Company under the Asset Purchase Agreement shall represent fully registered shares (covered by the Registration Statement) and shall not be subject to any legends restricting the resale of the shares represented thereby, or the Investor shall have received reasonable assurances that the certificate representing shares of NVIDIA Stock to which it may be entitled under the terms of the Certificate shall be free from any such legends. The NVIDIA Stock shall continue to be listed on the Nasdaq National Market or a national securities exchange, and shall not be the subject of any suspension in trading.

         5.9 Approvals. The Company shall have received all necessary approvals to consummate the transactions contemplated by this Agreement.

                                   SECTION 6
             CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING


         The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct when made and on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing Date.

         6.2 Performance. The Investor shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by the Investor as of the Closing, including payment of the required consideration for the Shares as set forth in Section 1.3 hereof.

                                   SECTION 7
                              PRE-CLOSING COVENANTS

         Up to and including the Closing Date, the parties covenant and agree with each other as follows:

         7.1 Best Efforts. The Company and the Investor shall use all reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the sale of the Shares contemplated by this Agreement.

         7.2 Form D. The Company shall file Form D, Notice of Sales of Securities Pursuant to Regulation D, Section 4(6), and/or the Uniform Limited Offering Exemption, with the Securities and Exchange Commission and any applicable state securities authorities on the Closing Date.

         7.3 Filings. The Company shall timely make all filings required under the Exchange Act following the date of this Agreement, and all such documents shall comply in all material respects with the Securities and Exchange Commission's requirements as of their respective filing dates (provided, that nothing in this Section 7.3 shall prohibit the Company from making delayed filings to the extent the Company complies with Rule 12b-25 promulgated under the Exchange Act).

         7.4 Issuance of New Equity or Debt Securities. The Company shall not, prior to the Closing Date, create (by reclassification or otherwise) a new series of preferred stock or otherwise issue any equity security of the Company, other than up to 500,000 additional options that may be issued under the Company's stock option and incentive plans and other than securities issuable upon the exercise of (i) currently outstanding options or warrants (ii) additional options issued within the previously specified limit. Further, the Company shall not, prior to the Closing Date, incur any additional indebtedness for borrowed money.

         7.5 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the sale of the Shares contemplated hereby.

                                    SECTION 8
                                  MISCELLANEOUS

         8.1 Termination. The Investor may terminate this Agreement in the event that: (i) the NVIDIA Stock is de-listed from the Nasdaq National Market without being simultaneously listed on a national securities exchange, (ii) the Funding Amount, as determined at the time of satisfaction of the conditions precedent specified in Section 2.1(i) and (ii) or at such other time as the parties shall mutually agree, is greater than $35,000,000 or less than $25,000,000, (iii) the Closing Date has not occurred on or prior to the one (1) year anniversary of the date of this Agreement, (iv) the NVIDIA Closing Price is at or below than $26.00, or (v) the Company is in material default under this Agreement and the Company has not cured such default within 30 days of Investor's written notice to the Company advising it of the default. The Company may terminate this Agreement in the event (x) the Closing Date has not occurred on or prior to the one (1) year anniversary of the date of this Agreement, (y) the NVIDIA Closing Price is at or below $26.00 or (z) the Investor is in material default of this Agreement, and the Investor has not cured such default within 30 days of the Company's written notice to the Investor advising it of the default.

         8.2 Entire Agreement; Successors and Assigns; Assignment of Rights. This Agreement and the Schedule of Exceptions and exhibit hereto constitute the entire agreement between the Company and the Investor relative to the subject matter hereof and supersede any previous agreement between the Company and the Investor. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. The rights and obligations under this Agreement of a party hereto are not assignable without the prior written consent of the other party hereto. Prior to or soon after the Closing Date, the Investor shall be entitled to assign any of its Shares or rights hereunder, in whole or in part, upon the reasonable satisfaction of the Company that such assignment will not violate applicable securities laws, to any of its affiliates, who shall sign a counterpart signature page agreeing to be bound by this Agreement and to be entitled to the rights and obligations hereunder as if it were an Investor hereunder.

         8.3 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. The parties hereto irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement shall be brought in the federal or state courts located in the State of California, and shall be brought in no other court. By the execution and delivery of this Agreement, the parties to this Agreement hereby irrevocably accept and submit to the jurisdiction of such courts in person, generally and unconditionally, in connection with any legal action or proceeding arising out of or in connection with this Agreement. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement, whether grounded in tort, contract or otherwise.

         8.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         8.5 Headings. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         8.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) upon personal delivery, (ii) upon delivery by overnight courier, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (b) if to the Investor, as set forth below the Investor's name on the signature page of this Agreement, or at such other address as the Company or the Investor may designate by ten (10) days' advance written notice to the other party.

         8.7 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and the Investor.

         8.8 Confidentiality. Investor shall, and shall cause each of its employees and directors to, safeguard and maintain as confidential all Confidential Information (as defined herein) disclosed to or otherwise obtained by it in strict confidence, including, without limitation, information in written, magnetic or other physical form, and shall take reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Investor employs with respect to its own proprietary information). Investor shall not, and shall cause each of its employees and directors not to, copy, transmit, or disclose the Confidential Information, or any information derived therefrom, to any other party, including, but not limited to, an affiliate, agent or representative of the Investor, without the written approval of the Company. The Investor shall not, and the Investor shall cause each of its employees and directors not to, buy, sell or trade Company securities based on possession or knowledge of Confidential Information until such time as such Confidential Information is made public by the Company. Any Investor affiliate, employee or director given access to any such Confidential Information must have a legitimate "need to know" and the Investor will notify such employee or director in writing that they are bound by the same restrictions as the Investor regarding such Confidential Information. Nothing in this Section 8.8 shall prohibit the Investor from trading in NVIDIA Stock or any derivatives thereof. "Confidential Information" shall include (i) all of the Investor's dealings with the Company concerning this Agreement and its background and negotiation, (ii) all of the Company's and the Investor's dealings with NVIDIA concerning this Agreement, the Asset Purchase Agreement and the transactions contemplated hereby and thereby, (iii) all facts and circumstances surrounding the Company's liquidation, winding-up and dissolution and (iv) all information concerning the Company and its business and financial affairs.

         8.9 Indemnification. In consideration of Investor's execution and delivery of this Agreement and Investor's agreements contained herein, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Investor from and against any and all losses, costs, penalties, fees, liabilities and damages, and expenses including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Investor as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby and (iii) any suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental authority or any other third party described in Section 5.7 hereof; provided, that, notwithstanding the foregoing, the Company shall not indemnify the Investor from any Indemnified Liabilities that arise from or are attributable to any act or omission of the Investor that constitutes fraud, willful misconduct, gross negligence or a breach of the provisions of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         In consideration of the Company's execution and delivery of this Agreement and the Company's agreements contained herein, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company from and against any and all losses, costs, penalties, fees, liabilities and damages, and expenses including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Company as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Investor in this Agreement or any other certificate, instrument or document contemplated hereby, or (ii) any breach of any covenant, agreement or obligation of Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby; provided, that, notwithstanding the foregoing, the Investor shall not indemnify the Company for any Indemnified Liabilities that arise from or are attributable to any act or omission of the Company that constitutes fraud, willful misconduct, gross negligence or a breach of the provisions of this Agreement. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         Promptly after its receipt of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is made against the indemnified party hereunder, notify in writing the indemnifying party of the commencement thereof; but omission so to notify the indemnifying party will not relieve the indemnifying party from any liability hereunder which it may have to the indemnified party unless such omission results in the indemnifying party's forfeiture of substantive rights or defenses. If the indemnifying party so elects, the indemnifying party may assume the defense of the Indemnified Liabilities in a timely manner, including the employment of counsel (reasonably satisfactory to the indemnified party) and payment of expenses, provided the indemnifying party acknowledges in writing its unconditional obligation pursuant to this Agreement to indemnify the indemnified party in respect of such Indemnified Liabilities and permits the indemnified party and counsel retained by the indemnified party at its expense to participate in such defense. Notwithstanding the foregoing, in the event the indemnified party determines in its reasonable discretion that there may be a conflict between the positions of the indemnifying party and the indemnified party or that there may be defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party, then the indemnified party may employ a single separate counsel (and local counsel as necessary) to represent or defend it in such action, claim, proceeding or investigation and the indemnifying party will pay the fees and disbursements of such separate counsel as incurred.

         8.10 Survival. The representatives, warranties, covenants and agreements of each party to this Agreement shall survive the closing of the sale of the Shares, but shall expire upon the Company's distribution to the Investor of the "Liquidation Preference Amount" specified in the Certificate of Determination relating to the Series B Stock.

         8.11 Press Releases. Without restricting the Company's ability to make full and timely disclosure to its public shareholders, the Investor and the Company will work together to develop mutually agreeable press releases relating to this transaction.

         8.12 Expenses. Each of the Company and the Investor shall be responsible for the payment of its own fees in connection with the transaction contemplated by this Agreement.


                      [The next page is the signature page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.

                                "COMPANY"


                                3DFX INTERACTIVE, INC., A CALIFORNIA CORPORATION



                                By:   /s/ RICHARD A. HEDDLESON
                                   ------------------------------------------
                                Name:    Richard A. Heddleson
                                     ----------------------------------------
                                Title:   Chief Executive Officer
                                      ---------------------------------------
                                Address:
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------




                             Company Signature Page

                                "INVESTOR"

                                SF CAPITAL PARTNERS LTD., A LIMITED COMPANY
                                UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS


                                By:  /s/ BRIAN H. DAVIDSON
                                   ------------------------------------------
                                Name:    Brian H. Davidson
                                     ----------------------------------------
                                Title:
                                      ---------------------------------------
                                Address:
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------








                             Investor Signature Page

                          INDEX OF SCHEDULE AND EXHIBIT



SCHEDULES:

         Schedule of Exceptions

EXHIBITS:

         Exhibit A - Certificate of Determination of the Rights, Preferences,
                     Privileges and Restrictions of Series B Preferred Stock

                                    EXHIBIT A


                          CERTIFICATE OF DETERMINATION
                     OF THE RIGHTS, PREFERENCES, PRIVILEGES
                AND RESTRICTIONS OF THE SERIES B PREFERRED STOCK

                                       OF

                             3DFX INTERACTIVE, INC.

             PURSUANT TO SECTION 401 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF CALIFORNIA

                  Richard A. Heddleson certifies that:

         A. Richard A. Heddleson is the President, Chief Executive Officer and Chief Financial Officer of 3dfx Interactive, Inc., a California corporation (the "CORPORATION").

         B. It is the intention that this Certificate of Determination state the rights, preferences, privileges and restrictions of the Series B Preferred Stock of the Corporation.

         C. No shares of the Series B Preferred Stock have been issued.

         D. Pursuant to the authority granted to the Board of Directors of the Corporation by Article 3 of the Restated Articles of Incorporation, and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California, the Board of Directors of the Corporation has adopted the following resolution setting forth the rights, preferences, privileges and restrictions of a new series of preferred stock designated as the Series B Preferred Stock, no par value:

                  RESOLVED, that a series of authorized Preferred Stock, no par value, designated Series B Preferred Stock of the Corporation, be hereby created, and that the designations and amounts thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         1. Designation and Ranking. The Corporation shall have authority to issue One Million Four Hundred Thousand (1,400,000) shares of Series B Preferred Stock, no par value per share (the "SERIES B PREFERRED Stock"). The Series B Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) senior to the Series A Preferred Stock, and (ii) senior to all other subsequently designated series of Preferred Stock of the Corporation, and senior to the common stock of the Corporation.

         2. Dividend Provisions. The holders of the outstanding shares of Series B Preferred shall not be entitled to receive any dividends.

         3. Liquidation Preferences. In connection with the liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of any equity securities of the Corporation other than shares of the Series B Preferred Stock unless, prior thereto, the holders of shares of the Series B Preferred Stock shall have received the Liquidation Preference Amount specified below. If the Corporation is in the process of liquidating, dissolving or winding up, immediately upon the Corporation's receipt of 500,000 or more shares of the common stock of NVIDIA Corporation ("NVIDIA STOCK"), the Corporation shall distribute to the holders of the Series B Preferred Stock, at the Corporation's election, either (i) $90.00 cash per share of Series B Preferred Stock or (ii) one share of NVIDIA Stock per share of Series B Preferred Stock (the "LIQUIDATION PREFERENCE AMOUNT"). A merger, acquisition, sale of shares of capital stock having voting power with respect to thirty-five percent (35%) or more of the Company's outstanding capital stock or sale of substantially all of the assets of the Corporation shall be deemed to be a liquidation under this Section 3 and, if upon consummation thereof, the Company does not at that time hold any shares of NVIDIA Stock then the holders of Series B Preferred Stock will be entitled to receive the cash amount provided above.

         4. Redemption Provisions. The Series B Preferred shall not have the right, nor be subject to, redemption.

         5. Conversion. The Series B Preferred Stock shall not be convertible into other securities of the Corporation.

         6. Voting Rights. The holders of the Series B Preferred Stock shall have no voting rights, except as otherwise provided by applicable law.

         7. Protective Provisions. The consent of a majority (51%) of the Series B Preferred Stock shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Series B Preferred Stock, (ii) increases or decreases the authorized number of shares of Series B Preferred,
(iii) creates (by reclassification or otherwise) a new series of preferred stock, (iv) results in the issuance of any equity security of the Company, other than equity securities issuable upon the exercise of options or warrants outstanding as of the date of this Certificate of Determination and other than up to 500,000 additional options that may be issued under the Company's stock option and incentive plans (and any equity securities issuable upon the exercise of such additional options), (v) results in any merger, sale of shares of capital stock having voting power with respect to thirty-five percent (35%) or more of the Company's outstanding capital stock, or any transaction in which all or substantially all of the assets of the Corporation are sold, (vi) amends or waives any provision of the Corporation's Restated Articles of Incorporation or Bylaws that affect the rights or privileges of the Series B Preferred shareholders or which create a new investor level with priority over the Series B Preferred shareholders or (vii) results in the Company's incurrence of any additional indebtedness for borrowed money. The Company shall not, by amendment of its Restated Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Determination, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders as provided for herein and shall not attempt to do indirectly what it cannot do directly under the terms hereof.

         8. Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until the Liquidation Preference is fully satisfied, the Company shall not, directly or indirectly, declare or pay any cash dividend or distribution on its common stock or on any other security or redeem any such securities issued by the Company without the prior express written consent of the holders of not less than a majority (51%) of the then outstanding Series B Preferred Shares.

         9. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Stock Certificate(s) representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Stock Certificate(s), the Company shall execute and deliver new Stock Certificate(s) of like tenor and date (without requiring holder to post an indemnity bond).

                  Each of the undersigned declares under penalty of perjury and under the laws of the State of California that the above resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 401 of the California General Corporation Law and that the matters set forth in this Certificate are true and correct to my own knowledge.

                  The undersigned have executed and subscribed this certificate this ____ day of ____________, 2002 at Palo Alto, California.


                                ------------------------------------------------
                                Richard A. Heddleson, President, Chief Executive Officer and Chief Financial Officer